Exhibit (b)(2)

Lehman Brothers Holdings Inc.	Merrill Lynch Capital Corporation
Lehman Brothers Commercial Bank	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Lehman Commercial Paper Inc.	4 World Financial Center
Lehman Brothers Inc.	North Tower
745 Seventh Avenue	250 Vesey Street
New York, New York 10019	New York, New York 10080
August 10, 2007
AMENDMENT NO. 1 TO
COMMITMENT LETTER
PERSONAL AND CONFIDENTIAL
The Home Depot, Inc.
2455 Paces Ferry Road N.W.
Atlanta, Georgia 30339

Attention:	Carol B. Tomé Chief Financial Officer and Executive Vice President-Corporate Services
Ladies and Gentlemen:
Reference is made to that certain commitment letter agreement (together with all exhibits and schedules hereto, the “Commitment Letter”) dated July 9, 2007 by and among Lehman Brothers Commercial Bank (together with its designated affiliates, “LBCB”), Lehman Brothers Holdings Inc. (together with its designated affiliates, “LBHI”), Lehman Commercial Paper Inc. (“LCPI” and together with LBCB and LBHI, the “Lehman Lenders”), Lehman Brothers Inc. (“Lehman Brothers” and together with the Lehman Lenders, “Lehman”), Merrill Lynch Capital Corporation (“MLCC”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S” and together with MLCC, “Merrill Lynch”), The Home Depot, Inc., a Delaware corporation (the “Company”), in connection with the Offer to Purchase (as amended on or about the date hereof) and to provide support for the issuance by the Company of commercial paper in connection with such Share Repurchase. Defined terms not otherwise defined herein shall have the meaning set forth in the Commitment Letter.
     This letter (the “Amendment”) hereby amends the Commitment Letter to remove paragraph (f) on Exhibit B and replace it with the following:
     “(f) The Company’s corporate credit ratings shall on the Closing Date be BBB+ or better by S&P and Baa1 or better by Moody’s, and in each case neither ratings organization shall have announced a reduction to a rating below BBB+ or Baa1, as the case may be.”
     Except as set forth above, this amendment does not supersede, replace, amend or otherwise modify the Commitment Letter or the commitments or obligations of the parties thereto in any respect.

     If you are in agreement with the foregoing, kindly sign and return to us the enclosed copy of this Amendment.

Very truly yours,

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ Frank P. Turner

Name: Frank P. Turner
Title: Vice President

LEHMAN BROTHERS COMMERCIAL BANK

By:	/s/ Brian McNany

Name: Brian McNany
Title: Authorized Signatory

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ Frank P. Turner

Name: Frank P. Turner
Title: Vice President

LEHMAN BROTHERS INC.

By:	/s/ Frank P. Turner

Name: Frank P. Turner
Title: Vice President

MERRILL LYNCH CAPITAL CORPORATION.

By:	/s/ John C. Rowland

Name: John C. Rowland
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ John C. Rowland

Name: John C. Rowland
Title: Vice President
[Signature Page to Amendment]

Accepted and agreed to as of the
date first above written:

THE HOME DEPOT, INC.

By:	/s/ Carol B. Tomé

	Name:	Carol B. Tomé
	Title:	Chief Financial Officer and
Executive Vice President-Corporate Services
[Signature Page to Amendment]